UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2011

CHINA YIDA HOLDING, CO.
(Exact name of registrant as specified in its charter)

Delaware	000-26777	50-0027826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28/F Yifa Building
No. 111 Wusi Road
Fuzhou, Fujian, P. R. China
 (Address of principal executive office) (Zip Code)

(86) 591-28308388
Registrant’s telephone number, including area code:

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 8.01 Other Events.

On June 24, 2011, China Yida Holding, Co. (the “Company”) incorporated an indirect wholly-owned subsidiary, China-Fujian Yida Travel Service Co., Ltd (the “New Subsidiary”), in Fuzhou City, Fujian Province, China.  The New Subsidiary is 100% owned by our subsidiary Yida (Fujian) Tourism Group Limited, an indirect wholly foreign owned entity incorporated in China, which is 100% owned by our Hong Kong subsidiary, Hong Kong Yi Tat International Limited.

The New Subsidiary is incorporated in China with a registered capital of RMB 10,000,000 (USD $1,546,670).  Ms. Yanling Fan, the Chief Operating Officer and Director of the Company, is the President of the New Subsidiary.  The authorized business term of the New Subsidiary is from June 24, 2011 to June 23, 2051.  The New Subsidiary’s business scope will be to conduct domestic and international traveling services in China, including but not limited to, operating the direct sales of travel services for our current tourist destinations at the Great Golden Lake, Yunding Recreational Park, and Hua’An Tulou Cluster, and our three tourist destinations currently under construction, Ming Dynasty Entertainment World, China Yang-sheng (Nourishing Life) Paradise, and the City of Caves.  These destinations compose the tourism business segment of the Company.

Upon the incorporation of this New Subsidiary, the Company’s corporate structure chart has changed to the following:

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA YIDA HOLDING, CO.

By:	/s/ Minhua Chen
Name: Minhua Chen
Title: Chief Executive Officer

Dated: July 11, 2011